Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction

A&J Assets LLC	Delaware
Alabama Postal Holdings, LLC	Delaware
Arkansas Postal Holdings LLC	Delaware
Asset 20024, L.L.C.	New York
Eastern Postal Realty Holdings, LLC	Delaware
Gary Glen Park Realty, LLC	Delaware
Georgia Postal Realty Holdings LLC	Georgia
Harbor Station, LLC	Delaware
Hiler Buffalo LLC	Florida
Illinois Postal Holdings, LLC	Delaware
Indiana Postal Realty Holdings LLC	Delaware
Iowa Postal Holdings, LLC	Delaware
Louisiana Postal Holdings, LLC	Delaware
Mass Postal Holdings, LLC	Delaware
Michigan Postal Holding LLC	Delaware
Midwestern Postal Realty Holdings, LLC	Delaware
Missouri & Minnesota Postal Holdings, LLC	Delaware
New Mexico Postal Realty Holdings LLC	Delaware
Ohio Postal Holdings, LLC	Delaware
Pennsylvania Postal Holdings, LLC	Delaware
Postal Holdings LLC	Delaware
Postal Realty LP	Delaware
Postal Realty Management TRS, LLC	Delaware
PPP Assets, LLC	Florida
South Carolina Postal Holdings LLC	Delaware
Southern Postal Realty Holdings, LLC	Delaware
Tennessee Postal Holdings, LLC	Delaware
UPH Merger Sub LLC	Delaware
Western Postal Realty Holdings, LLC	Delaware
Wisconsin Postal Holdings, LLC	Delaware